Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports First Quarter 2023 Net Income Available to Common Equity of $100 Million, or $0.66 per Common Share

Results driven by continued execution against the Company's people-led, digitally enabled plan
GREEN BAY, Wis. -- April 20, 2023 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $100 million, or $0.66 per common share, for the quarter ended March 31, 2023. These amounts compare to earnings of $106 million, or $0.70 per common share, for the quarter ended December 31, 2022 and earnings of $71 million, or $0.47 per common share, for the quarter ended March 31, 2022.
"Our first quarter results were fueled by the strength and stability of our core markets and our ongoing efforts to deepen relationships and deliver solutions for our customers,” said President and CEO Andy Harmening. "Here in the Midwest, unemployment remains low and economic activity remains healthy. These factors have enabled us to maintain momentum with the execution of our strategic plan. During the quarter, we once again grew both loans and deposits and drove positive operating leverage while maintaining our conservative approach to risk management. Taken together, these factors helped us deliver a return on average tangible common equity1 above 15%."
“While several banks in other parts of the country have experienced volatility in recent weeks, our customer deposit flows were stable during the quarter,” Harmening continued. “We attribute this stability to the quality of our franchise and the resilience of the Upper Midwest markets we serve. Over our Company’s 162-year history, we’ve established deep roots in over 100 communities, and we’ve grown a granular deposit base that includes consumers, high net worth individuals, small businesses and large businesses. Our strategic plan is designed to build upon this granularity over time, and we feel well-positioned to help our customers and communities become financially stronger in 2023 and beyond.”
First Quarter 2023 Highlights (all comparisons to the fourth quarter of 2022)
•Total period end commercial loans increased $175 million to $18.2 billion
•Total period end consumer loans increased $233 million to $11.0 billion
•Total period end deposits increased $696 million to $30.3 billion
•Quarterly net interest margin decreased 24 basis points to 3.07%
•Noninterest income increased slightly to $62 million
•Noninterest expense decreased $9 million to $187 million
•Provision for credit losses on loans was $18 million, compared to a provision of $20 million in the prior quarter
•Net income available to common equity decreased $5 million to $100 million

1 This is a non-GAAP financial measure. Please see page 8 of the attached financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
First quarter 2023 average total loans of $28.8 billion were up 2%, or $650 million, from the prior quarter and were up 20%, or $4.7 billion, from the same period last year. With respect to first quarter 2023 average balances by loan category:
•Commercial and business lending increased $86 million from the prior quarter and increased $1.6 billion compared to the same period last year to $10.6 billion.
•Commercial real estate lending increased $189 million from the prior quarter and increased $1.1 billion from the same period last year to $7.3 billion.
•Consumer lending increased $376 million from the prior quarter and increased $2.1 billion from the same period last year to $11.0 billion.

First quarter 2023 period-end total loans of $29.2 billion were up 1%, or $408 million, from the prior quarter and were up 19%, or $4.7 billion, from the same period last year. With respect to first quarter 2023 period-end balances by loan category:
•Commercial and business lending increased $169 million from the prior quarter and increased $1.6 billion from the same period last year to $10.9 billion.
•Commercial real estate lending increased $6 million from the prior quarter and increased $1.0 billion from the same period last year to $7.2 billion.
•Consumer lending increased $233 million from the prior quarter and increased $2.1 billion from the same period last year to $11.0 billion.

In 2023, we now expect to drive full-year total loan growth of 6% to 8%.

Deposits
First quarter 2023 average deposits of $29.9 billion were up 2%, or $538 million, from the prior quarter and were up 4%, or $1.2 billion, from the same period last year. With respect to first quarter 2023 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $748 million from the prior quarter and decreased $976 million from the same period last year to $7.3 billion.
•Savings increased $4 million from the prior quarter and increased $135 million from the same period last year to $4.7 billion.
•Interest-bearing demand deposits decreased $17 million from the prior quarter and increased $92 million from the same period last year to $6.8 billion.
•Money market deposits increased $154 million from the prior quarter and increased $505 million from the same period last year to $7.5 billion.
•Total time deposits increased $899 million from the prior quarter and increased $1.0 billion from the same period last year to $2.4 billion.
•Network transaction deposits increased $246 million from the prior quarter and increased $412 million from the same period last year to $1.1 billion.

First quarter 2023 period-end deposits of $30.3 billion were up 2%, or $696 million, from the prior quarter and were up 7%, or $1.9 billion, from the same period last year. With respect to first quarter 2023 period-end balances by deposit category:
•Noninterest-bearing demand deposits decreased $432 million from the prior quarter and decreased $987 million from the same period last year to $7.3 billion.
•Savings increased $126 million from the prior quarter and increased $69 million from the same period last year to $4.7 billion.
•Interest-bearing demand deposits decreased $124 million from the prior quarter and increased $360 million from the same period last year to $7.0 billion.
•Money market deposits increased $118 million from the prior quarter and increased $835 million from the same period last year to $8.4 billion.
•Total time deposits increased $1.0 billion from the prior quarter and increased $1.6 billion from the same period last year to $2.9 billion.
•Network transaction deposits (included in money market and interest-bearing deposits) increased $294 million from the prior quarter and increased $511 million from the same period last year to $1.3 billion.

We now expect to drive total average core customer deposit growth of 1% to 3% in 2023.

Net Interest Income and Net Interest Margin
First quarter 2023 net interest income of $274 million decreased $15 million, or 5%, from the prior quarter and increased $86 million, or 46%, from the same period last year. The net interest margin decreased to 3.07%, reflecting a 24 basis point decrease from the prior quarter and a 65 basis point increase from the same period last year.
•The average yield on total loans for the first quarter of 2023 increased 56 basis points from the prior quarter and increased 268 basis points from the same period last year to 5.49%.
•The average cost of total interest-bearing liabilities for the first quarter of 2023 increased 90 basis points from the prior quarter and increased 222 basis points from the same period last year to 2.48%.
•The net free funds benefit for the first quarter of 2023 increased 18 basis points from the prior quarter and increased 53 basis points compared to the same period last year to 0.61%.
We now expect total net interest income growth of 13% to 15% in 2023.

Noninterest Income
First quarter 2023 total noninterest income of $62 million increased 1% from the prior quarter and decreased $12 million, or 17%, from the same period last year. With respect to first quarter 2023 noninterest income line items:
•Mortgage banking, net was $4 million for the first quarter, up $1 million from the prior quarter and down $5 million from the same period last year.
•Service charges and deposit account fees decreased $1 million from the prior quarter and decreased $4 million from the same period last year.

•Other fee-based revenue increased $1 million from the prior quarter and increased $1 million from the same period last year.
•Capital markets, net decreased $1 million from the prior quarter and decreased $4 million from the same period last year.

We now expect total noninterest income to compress by 8% to 10% in 2023.

Noninterest Expense
First quarter 2023 total noninterest expense of $187 million decreased $9 million, or 5%, from the prior quarter and increased $14 million, or 8%, from the same period last year as we continued to invest in people and technology. With respect to first quarter 2023 noninterest expense line items:
•Personnel expense decreased $2 million from the prior quarter and increased $12 million from the same period last year.
•Technology expense decreased $2 million from the prior quarter and increased $2 million from the same period last year.
•Business development and advertising expense decreased $2 million from the prior quarter and increased $1 million from the same period last year.

We now expect total noninterest expense to grow by approximately 4% in 2023.

Taxes
The first quarter 2023 tax expense was $27 million compared to $25 million of tax expense in the prior quarter and $19 million of tax expense in the same period last year. The effective tax rate for first quarter 2023 was 20.9% compared to an effective tax rate of 18.9% in the prior quarter and an effective tax rate of 20.1% in the same period last year.
We continue to expect the 2023 effective tax rate to be between 20% and 21%, assuming no change in the statutory corporate tax rate.

Credit
The first quarter 2023 provision for credit losses on loans was $18 million, compared to a provision of $20 million in the prior quarter and a negative provision of $4 million in the same period last year. Provision build in the first quarter was primarily driven by loan growth related to our strategic initiatives. With respect to first quarter 2023 credit quality:

•Nonaccrual loans of $118 million were up $6 million from the prior quarter and down $26 million from the same period last year. The nonaccrual loans to total loans ratio was 0.40% in the first quarter, up from 0.39% in the prior quarter and down from 0.58% in the same period last year.
•First quarter 2023 net charge offs of $3 million were up compared to net charge offs of $1 million in the prior quarter and were up compared to a net recovery of $2 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $366 million was up $15 million compared to the prior quarter and up $48 million compared to the same period last year. The ACLL to total loans ratio was 1.25% in the first quarter, up from 1.22% in the prior quarter and down from 1.30% in the same period last year.

In 2023, we expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 9.45% at March 31, 2023. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FIRST QUARTER 2023 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 20, 2023. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp first quarter 2023 earnings call. The first quarter 2023 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $41 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The Company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "project," "guidance," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	March 31, 2023	December 31, 2022	Seql Qtr $ Change	September 30, 2022	June 30, 2022	March 31, 2022	Comp Qtr $ Change
Assets
Cash and due from banks	$311,269	$436,952	$(125,683)	$386,231	$397,364	$334,138	$(22,869)
Interest-bearing deposits in other financial institutions	511,116	156,693	354,423	112,173	436,887	166,929	344,187
Federal funds sold and securities purchased under agreements to resell	455	27,810	(27,355)	4,015	32,820	—	455
Investment securities available for sale, at fair value	3,381,607	2,742,025	639,582	2,487,312	2,677,511	2,780,803	600,804
Investment securities held to maturity, net, at amortized cost	3,967,058	3,960,398	6,660	3,951,491	3,945,206	3,939,855	27,203
Equity securities	30,514	25,216	5,298	24,879	19,039	18,560	11,954
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	331,420	295,496	35,924	279,334	237,616	168,281	163,139
Residential loans held for sale	35,742	20,383	15,359	51,134	42,676	91,582	(55,840)
Commercial loans held for sale	33,490	—	33,490	—	44,721	—	33,490
Loans	29,207,072	28,799,569	407,503	27,817,280	26,494,698	24,531,926	4,675,146
Allowance for loan losses	(326,432)	(312,720)	(13,712)	(292,904)	(280,771)	(279,058)	(47,374)
Loans, net	28,880,640	28,486,849	393,791	27,524,376	26,213,927	24,252,867	4,627,773
Tax credit and other investments	269,269	276,773	(7,504)	275,247	275,165	284,561	(15,292)
Premises and equipment, net	375,540	376,906	(1,366)	379,462	387,633	387,550	(12,010)
Bank and corporate owned life insurance	677,328	676,530	798	677,129	675,347	679,538	(2,210)
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	47,079	49,282	(2,203)	51,485	53,687	55,890	(8,811)
Mortgage servicing rights, net	74,479	77,351	(2,872)	78,352	76,570	67,015	7,464
Interest receivable	152,404	144,449	7,955	115,782	95,426	83,120	69,284
Other assets	518,115	547,621	(29,506)	546,214	519,403	540,218	(22,103)
Total assets	$40,702,519	$39,405,727	$1,296,792	$38,049,607	$37,235,990	$34,955,900	$5,746,619
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$7,328,689	$7,760,811	$(432,122)	$8,224,579	$8,085,702	$8,315,699	$(987,010)
Interest-bearing deposits	23,003,134	21,875,343	1,127,791	20,974,003	20,490,874	20,089,710	2,913,424
Total deposits	30,331,824	29,636,154	695,670	29,198,581	28,576,577	28,405,409	1,926,415
Federal funds purchased and securities sold under agreements to repurchase	208,398	585,139	(376,741)	276,674	682,839	368,768	(160,370)
Commercial paper	18,210	20,798	(2,588)	7,687	22,781	30,593	(12,383)
FHLB advances	4,986,138	4,319,861	666,277	3,777,478	3,258,039	1,537,948	3,448,190
Other long-term funding	544,103	248,071	296,032	249,484	249,820	249,797	294,306
Allowance for unfunded commitments	39,776	38,776	1,000	39,776	36,776	38,776	1,000
Accrued expenses and other liabilities	448,407	541,438	(93,031)	545,976	449,776	376,322	72,085
Total liabilities	36,576,856	35,390,237	1,186,619	34,095,656	33,276,608	31,007,613	5,569,243
Stockholders’ equity
Preferred equity	194,112	194,112	—	194,112	193,195	193,195	917
Common equity	3,931,551	3,821,378	110,173	3,759,840	3,766,187	3,755,092	176,459
Total stockholders’ equity	4,125,663	4,015,490	110,173	3,953,952	3,959,382	3,948,287	177,376
Total liabilities and stockholders’ equity	$40,702,519	$39,405,727	$1,296,792	$38,049,607	$37,235,990	$34,955,900	$5,746,619
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	1Q23	4Q22	$ Change	% Change	3Q22	2Q22	1Q22	$ Change	% Change
Interest income
Interest and fees on loans	$391,320	$349,403	$41,917	12%	$275,666	$199,876	$167,697	$223,623	133%
Interest and dividends on investment securities
Taxable	30,142	21,435	8,707	41%	19,221	18,317	16,472	13,670	83%
Tax-exempt	16,025	16,666	(641)	(4)%	16,538	16,379	16,108	(83)	(1)%
Other interest	5,329	3,779	1,550	41%	3,284	2,420	1,993	3,336	167%
Total interest income	442,817	391,283	51,534	13%	314,708	236,991	202,270	240,547	119%
Interest expense
Interest on deposits	109,422	60,719	48,703	80%	26,000	8,019	3,571	105,851	N/M
Interest on federal funds purchased and securities sold under agreements to repurchase	3,143	2,280	863	38%	756	406	38	3,105	N/M
Interest on other short-term funding	—	—	—	N/M	1	1	1	(1)	(100)%
Interest on FHLB advances	49,960	36,824	13,136	36%	20,792	9,689	8,182	41,778	N/M
Interest on long-term funding	6,281	2,470	3,811	154%	2,722	2,730	2,730	3,551	130%
Total interest expense	168,807	102,294	66,513	65%	50,270	20,845	14,522	154,285	N/M
Net interest income	274,010	288,989	(14,979)	(5)%	264,439	216,146	187,747	86,263	46%
Provision for credit losses	17,971	19,992	(2,021)	(10)%	16,998	(2)	(3,990)	21,961	N/M
Net interest income after provision for credit losses	256,039	268,997	(12,958)	(5)%	247,440	216,148	191,737	64,302	34%
Noninterest income
Wealth management fees	20,189	20,403	(214)	(1)%	19,984	21,332	22,404	(2,215)	(10)%
Service charges and deposit account fees	12,994	13,918	(924)	(7)%	15,029	16,506	16,856	(3,862)	(23)%
Card-based fees	10,586	11,167	(581)	(5)%	11,479	11,442	9,926	660	7%
Other fee-based revenue	4,276	3,290	986	30%	4,487	4,360	3,766	510	14%
Capital markets, net	5,083	5,586	(503)	(9)%	7,675	8,010	8,646	(3,563)	(41)%
Mortgage banking, net	3,545	2,238	1,307	58%	2,098	6,145	8,391	(4,846)	(58)%
Bank and corporate owned life insurance	2,664	3,427	(763)	(22)%	1,827	4,106	2,071	593	29%
Asset gains (losses), net	263	(545)	808	N/M	18	1,677	188	75	40%
Investment securities gains (losses), net	51	(1,930)	1,981	N/M	5,664	(8)	21	30	143%
Other	2,422	4,102	(1,680)	(41)%	2,527	1,888	2,198	224	10%
Total noninterest income	62,073	61,657	416	1%	70,788	75,458	74,467	(12,394)	(17)%
Noninterest expense
Personnel	116,420	118,381	(1,961)	(2)%	118,243	112,666	104,811	11,609	11%
Technology	23,598	25,299	(1,701)	(7)%	22,694	21,223	21,485	2,113	10%
Occupancy	15,063	15,846	(783)	(5)%	13,717	14,151	16,080	(1,017)	(6)%
Business development and advertising	5,849	8,136	(2,287)	(28)%	6,778	5,655	4,954	895	18%
Equipment	4,930	4,791	139	3%	4,921	4,960	4,960	(30)	(1)%
Legal and professional	3,857	4,132	(275)	(7)%	4,159	4,873	5,087	(1,230)	(24)%
Loan and foreclosure costs	1,138	804	334	42%	1,631	1,476	2,014	(876)	(43)%
FDIC assessment	6,875	6,350	525	8%	5,800	5,400	5,100	1,775	35%
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203	—	—%
Other	7,479	10,618	(3,139)	(30)%	15,645	8,815	6,597	882	13%
Total noninterest expense	187,412	196,560	(9,148)	(5)%	195,791	181,420	173,292	14,120	8%
Income before income taxes	130,700	134,094	(3,394)	(3)%	122,438	110,187	92,912	37,788	41%
Income tax expense	27,340	25,332	2,008	8%	26,163	23,363	18,650	8,690	47%
Net income	103,360	108,762	(5,402)	(5)%	96,275	86,824	74,262	29,098	39%
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875	—	—%
Net income available to common equity	$100,485	$105,887	$(5,402)	(5)%	$93,400	$83,949	$71,387	$29,098	41%
Earnings per common share
Basic	$0.67	$0.70	$(0.03)	(4)%	$0.62	$0.56	$0.48	$0.19	40%
Diluted	$0.66	$0.70	$(0.04)	(6)%	$0.62	$0.56	$0.47	$0.19	40%
Average common shares outstanding
Basic	149,763	149,454	309	—%	149,321	149,083	148,781	982	1%
Diluted	151,128	150,886	242	—%	150,262	150,203	150,492	636	—%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	1Q23	4Q22	3Q22	2Q22	1Q22
Per common share data
Dividends	$0.21	$0.21	$0.20	$0.20	$0.20
Market value:
High	24.18	25.13	21.87	22.48	25.71
Low	17.66	20.54	17.63	18.01	22.41
Close	17.98	23.09	20.08	18.26	22.76
Book value / share	26.06	25.40	25.01	25.09	25.03
Tangible book value / share	18.42	17.73	17.32	17.37	17.29
Performance ratios (annualized)
Return on average assets	1.06%	1.12%	1.02%	0.97%	0.86%
Noninterest expense / average assets	1.92%	2.03%	2.08%	2.04%	2.00%
Effective tax rate	20.92%	18.89%	21.37%	21.20%	20.07%
Dividend payout ratio(a)	31.34%	30.00%	32.26%	35.71%	41.67%
Net interest margin	3.07%	3.31%	3.13%	2.71%	2.42%
Selected trend information
Average full time equivalent employees(b)	4,219	4,169	4,182	4,101	4,018
Branch count	202	202	215	215	215
Assets under management, at market value(c)	$12,412	$11,843	$11,142	$11,561	$12,937
Mortgage loans originated for sale during period	$69	$64	$132	$152	$252
Mortgage loan settlements during period	$55	$95	$120	$204	$296
Mortgage portfolio serviced for others	$6,612	$6,712	$6,800	$6,910	$6,972
Mortgage servicing rights, net / mortgage portfolio serviced for others	1.13%	1.15%	1.15%	1.11%	0.96%
Shares outstanding, end of period	150,886	150,444	150,328	150,126	150,038
Selected quarterly ratios
Loans / deposits	96.29%	97.18%	95.27%	92.71%	86.36%
Stockholders’ equity / assets	10.14%	10.19%	10.39%	10.63%	11.30%
Risk-based capital(d)(e)
Total risk-weighted assets	$32,648	$32,472	$31,406	$29,864	$27,781
Common equity Tier 1	$3,086	$3,036	$2,956	$2,897	$2,838
Common equity Tier 1 capital ratio	9.45%	9.35%	9.41%	9.70%	10.22%
Tier 1 capital ratio	10.05%	9.95%	10.03%	10.35%	10.91%
Total capital ratio	12.22%	11.33%	11.41%	11.74%	12.41%
Tier 1 leverage ratio	8.46%	8.59%	8.66%	8.87%	8.86%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(e)March 31, 2023 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Mar 31, 2023	Dec 31, 2022	Seql Qtr % Change	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$312,720	$292,904	7%	$280,771	$279,058	$280,015	12%
Provision for loan losses	17,000	21,000	(19)%	14,000	2,000	(3,000)	N/M
Charge offs	(5,501)	(2,982)	84%	(3,346)	(1,791)	(2,028)	171%
Recoveries	2,212	1,798	23%	1,478	1,504	4,072	(46)%
Net (charge offs) recoveries	(3,289)	(1,183)	178%	(1,867)	(287)	2,044	N/M
Balance at end of period	$326,432	$312,720	4%	$292,904	$280,771	$279,058	17%
Allowance for unfunded commitments
Balance at beginning of period	$38,776	$39,776	(3)%	$36,776	$38,776	$39,776	(3)%
Provision for unfunded commitments	1,000	(1,000)	N/M	3,000	(2,000)	(1,000)	N/M
Balance at end of period	$39,776	$38,776	3%	$39,776	$36,776	$38,776	3%
Allowance for credit losses on loans (ACLL)	$366,208	$351,496	4%	$332,680	$317,547	$317,835	15%
Provision for credit losses on loans	$18,000	$20,000	(10)%	$17,000	$—	$(4,000)	N/M
($ in thousands)	Mar 31, 2023	Dec 31, 2022	Seql Qtr % Change	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	(1,759)	278	N/M	(897)	(444)	1,854	N/M
Commercial real estate—owner occupied	3	3	—%	3	4	3	—%
Commercial and business lending	(1,756)	281	N/M	(894)	(440)	1,857	N/M
Commercial real estate—investor	—	—	N/M	—	—	—	N/M
Real estate construction	18	16	13%	9	2	32	(44)%
Commercial real estate lending	18	16	13%	9	2	32	(44)%
Total commercial	(1,738)	297	N/M	(885)	(439)	1,889	N/M
Residential mortgage	(53)	(125)	(58)%	(42)	220	288	N/M
Auto finance	(957)	(768)	25%	(165)	(14)	4	N/M
Home equity	340	123	176%	(101)	461	315	8%
Other consumer	(881)	(711)	24%	(675)	(516)	(451)	95%
Total consumer	(1,550)	(1,480)	5%	(983)	151	155	N/M
Total net (charge offs) recoveries	$(3,289)	$(1,183)	178%	$(1,867)	$(287)	$2,044	N/M
(In basis points)	Mar 31, 2023	Dec 31, 2022		Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(8)	1		(4)	(2)	10
Commercial real estate—owner occupied	—	—		—	—	—
Commercial and business lending	(7)	1		(3)	(2)	8
Commercial real estate—investor	—	—		—	—	—
Real estate construction	—	—		—	—	1
Commercial real estate lending	—	—		—	—	—
Total commercial	(4)	1		(2)	(1)	5
Residential mortgage	—	(1)		—	1	2
Auto finance	(26)	(24)		(7)	(1)	1
Home equity	22	8		(7)	32	22
Other consumer	(125)	(95)		(89)	(70)	(62)
Total consumer	(6)	(6)		(4)	1	1
Total net (charge offs) recoveries	(5)	(2)		(3)	—	3
($ in thousands)	Mar 31, 2023	Dec 31, 2022	Seql Qtr % Change	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$117,569	$111,467	5%	$116,406	$108,345	$143,221	(18)%
Other real estate owned (OREO)	15,184	14,784	3%	16,373	17,879	18,194	(17)%
Repossessed Assets	$92	$215	(57)%	$299	$102	$—	N/M
Total nonperforming assets	$132,845	$126,466	5%	$133,078	$126,327	$161,414	(18)%
Loans 90 or more days past due and still accruing	$1,703	$1,728	(1)%	$1,417	$1,555	$1,595	7%
Allowance for credit losses on loans to total loans	1.25%	1.22%		1.20%	1.20%	1.30%
Allowance for credit losses on loans to nonaccrual loans	311.48%	315.34%		285.79%	293.09%	221.92%
Nonaccrual loans to total loans	0.40%	0.39%		0.42%	0.41%	0.58%
Nonperforming assets to total loans plus OREO and repossessed assets	0.45%	0.44%		0.48%	0.48%	0.66%
Nonperforming assets to total assets	0.33%	0.32%		0.35%	0.34%	0.46%
Annualized year-to-date net charge offs (recoveries) to year-to-date average loans	0.05%	—%		—%	(0.01)%	(0.03)%
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Mar 31, 2023	Dec 31, 2022	Seql Qtr % Change	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$22,735	$14,329	59%	$15,576	$843	$266	N/M
Commercial real estate—owner occupied	1,478	—	N/M	—	—	—	N/M
Commercial and business lending	24,213	14,329	69%	15,576	843	266	N/M
Commercial real estate—investor	25,122	29,380	(14)%	37,479	46,823	80,886	(69)%
Real estate construction	178	105	70%	141	604	609	(71)%
Commercial real estate lending	25,300	29,485	(14)%	37,620	47,427	81,495	(69)%
Total commercial	49,513	43,814	13%	53,196	48,270	81,761	(39)%
Residential mortgage	58,274	58,480	—%	55,485	52,840	53,827	8%
Auto finance	2,436	1,490	63%	302	53	49	N/M
Home equity	7,246	7,487	(3)%	7,325	7,100	7,490	(3)%
Other consumer	100	197	(49)%	98	83	95	5%
Total consumer	68,056	67,654	1%	63,210	60,075	61,460	11%
Total nonaccrual loans	$117,569	$111,467	5%	$116,406	$108,345	$143,221	(18)%
	Mar 31, 2023	Dec 31, 2022		Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Restructured loans (accruing)(a)
Commercial and industrial	$47	$12,453		$14,829	$13,882	$7,426
Commercial real estate—owner occupied	—	316		369	421	473
Commercial and business lending	47	12,769		15,198	14,303	7,899
Commercial real estate—investor	—	128		733	943	2,045
Real estate construction	—	195		165	179	183
Commercial real estate lending	—	324		898	1,122	2,228
Total commercial	47	13,093		16,097	15,425	10,127
Residential mortgage	126	16,829		16,169	15,829	16,644
Auto	61	—		—	—	—
Home equity	31	2,148		2,103	2,246	2,486
Other consumer	498	798		764	753	747
Total consumer	716	19,775		19,036	18,828	19,876
Total restructured loans (accruing)	$763	$32,868		$35,132	$34,253	$30,003
Nonaccrual restructured loans (included in nonaccrual loans)	$341	$20,127		$21,650	$22,172	$19,352
	Mar 31, 2023	Dec 31, 2022	Seql Qtr % Change	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$4,239	$6,283	(33)%	$1,861	$1,642	$1,086	N/M
Commercial real estate—owner occupied	2,955	230	N/M	—	—	198	N/M
Commercial and business lending	7,195	6,512	10%	1,861	1,642	1,284	N/M
Commercial real estate—investor	—	1,067	(100)%	—	5,484	—	N/M
Real estate construction	—	39	(100)%	43	—	—	N/M
Commercial real estate lending	—	1,105	(100)%	43	5,484	—	N/M
Total commercial	7,195	7,618	(6)%	1,904	7,126	1,284	N/M
Residential mortgage	7,626	9,874	(23)%	6,517	5,315	4,957	54%
Auto finance	8,640	9,408	(8)%	6,206	2,906	949	N/M
Home equity	4,113	5,607	(27)%	4,234	2,961	4,207	(2)%
Other consumer	1,723	1,610	7%	1,592	1,365	1,232	40%
Total consumer	22,102	26,499	(17)%	18,549	12,547	11,345	95%
Total accruing loans 30-89 days past due	$29,297	$34,117	(14)%	$20,452	$19,673	$12,629	132%
	Mar 31, 2023	Dec 31, 2022	Seql Qtr % Change	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Comp Qtr % Change
Potential Problem Loans
Asset-based lending & equipment finance	$17,396	$17,698	(2)%	$19,266	$19,813	$19,057	(9)%
Commercial and industrial	117,650	118,851	(1)%	89,290	84,832	93,450	26%
Commercial real estate—owner occupied	32,077	34,422	(7)%	28,287	38,628	24,005	34%
Commercial and business lending	167,124	170,971	(2)%	136,843	143,273	136,513	22%
Commercial real estate—investor	89,653	92,535	(3)%	117,982	132,635	130,792	(31)%
Real estate construction	—	970	(100)%	—	82	200	(100)%
Commercial real estate lending	89,653	93,505	(4)%	117,982	132,717	130,992	(32)%
Total commercial	256,776	264,476	(3)%	254,825	275,990	267,505	(4)%
Residential mortgage	1,684	1,978	(15)%	2,845	3,297	3,032	(44)%
Home equity	244	197	24%	185	188	156	56%
Total consumer	1,928	2,175	(11)%	3,030	3,486	3,188	(40)%
Total potential problem loans	$258,704	$266,651	(3)%	$257,855	$279,475	$270,693	(4)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) On January 1, 2023, the Corporation adopted ASU 2022-02. Under this update, troubled debt restructurings were eliminated and replaced with a modified loan classification. As a result, amounts reported for March 31, 2023 will not be comparable to prior period reported amounts.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Asset-based lending (ABL) & equipment finance	$480,472	$7,448	6.28%	$421,540	$5,901	5.56%	$202,836	$1,449	2.90%
Commercial and business lending (excl ABL and equipment finance)	10,135,554	159,726	6.39%	10,108,444	141,283	5.55%	8,859,450	54,031	2.47%
Commercial real estate lending	7,251,193	119,087	6.66%	7,062,405	105,479	5.93%	6,177,062	43,886	2.88%
Total commercial	17,867,219	286,262	6.50%	17,592,389	252,663	5.70%	15,239,348	99,366	2.64%
Residential mortgage	8,584,528	70,711	3.30%	8,443,661	68,069	3.22%	7,671,329	55,403	2.89%
Auto finance	1,490,115	16,458	4.48%	1,244,436	12,911	4.12%	305,202	2,649	3.52%
Other retail	903,956	18,494	8.23%	914,848	16,366	7.13%	881,859	10,662	4.87%
Total loans	28,845,818	391,925	5.49%	28,195,334	350,009	4.93%	24,097,738	168,081	2.81%
Investment securities
Taxable	4,912,416	30,142	2.45%	4,336,132	21,435	1.98%	4,350,109	16,472	1.52%
Tax-exempt(a)	2,329,519	20,192	3.47%	2,428,751	21,000	3.46%	2,384,601	20,296	3.40%
Other short-term investments	493,061	5,329	4.37%	408,091	3,779	3.68%	1,154,939	1,993	0.70%
Investments and other	7,734,996	55,664	2.88%	7,172,975	46,213	2.57%	7,889,649	38,761	1.96%
Total earning assets	36,580,814	$447,589	4.94%	35,368,309	$396,222	4.46%	31,987,386	$206,842	2.60%
Other assets, net	3,026,251			3,017,127			3,212,796
Total assets	$39,607,065			$38,385,436			$35,200,182
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,664,624	$9,859	0.86%	$4,660,696	$3,607	0.31%	$4,529,991	$380	0.03%
Interest-bearing demand	6,814,487	29,918	1.78%	6,831,213	20,861	1.21%	6,722,038	1,025	0.06%
Money market	7,536,393	41,637	2.24%	7,382,793	23,728	1.28%	7,030,945	965	0.06%
Network transaction deposits	1,147,089	12,825	4.53%	901,168	8,261	3.64%	734,895	265	0.15%
Time deposits	2,362,260	15,182	2.61%	1,463,204	4,262	1.16%	1,313,101	937	0.29%
Total interest-bearing deposits	22,524,853	109,422	1.97%	21,239,073	60,719	1.13%	20,330,970	3,571	0.07%
Federal funds purchased and securities sold under agreements to repurchase	429,780	3,143	2.97%	424,352	2,280	2.13%	293,915	38	0.05%
Commercial paper	17,339	—	0.01%	12,927	—	0.01%	27,963	1	0.01%
FHLB advances	4,254,532	49,960	4.76%	3,790,101	36,824	3.85%	1,610,983	8,182	2.06%
Long-term funding	408,175	6,281	6.16%	248,645	2,470	3.97%	249,632	2,730	4.38%
Total short and long-term funding	5,109,826	59,384	4.71%	4,476,025	41,575	3.69%	2,182,492	10,951	2.03%
Total interest-bearing liabilities	27,634,679	$168,807	2.48%	25,715,098	$102,294	1.58%	22,513,462	$14,522	0.26%
Noninterest-bearing demand deposits	7,340,219			8,088,435			8,316,399
Other liabilities	570,166			590,223			383,528
Stockholders’ equity	4,062,001			3,991,679			3,986,792
Total liabilities and stockholders’ equity	$39,607,065			$38,385,436			$35,200,182
Interest rate spread			2.46%			2.88%			2.34%
Net free funds			0.61%			0.43%			0.08%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$278,782	3.07%		$293,929	3.31%		$192,320	2.42%
Fully tax-equivalent adjustment		4,772			4,939			4,573
Net interest income		$274,010			$288,989			$187,747
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Mar 31, 2023	Dec 31, 2022	Seql Qtr % Change	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Comp Qtr % Change
Asset-based lending & equipment finance	$522,834	$458,887	14%	$380,830	$263,044	$231,040	126%
Commercial and industrial	9,346,947	9,300,567	—%	9,191,094	8,993,640	8,120,375	15%
Commercial real estate—owner occupied	1,050,236	991,722	6%	999,786	928,152	973,572	8%
Commercial and business lending	10,920,017	10,751,176	2%	10,571,711	10,184,836	9,324,986	17%
Commercial real estate—investor	5,094,249	5,080,344	—%	5,064,289	4,790,241	4,469,241	14%
Real estate construction	2,147,070	2,155,222	—%	1,835,159	1,775,648	1,760,076	22%
Commercial real estate lending	7,241,318	7,235,565	—%	6,899,449	6,565,889	6,229,317	16%
Total commercial	18,161,335	17,986,742	1%	17,471,159	16,750,726	15,554,303	17%
Residential mortgage	8,605,164	8,511,550	1%	8,314,902	8,002,943	7,609,343	13%
Auto finance	1,551,538	1,382,073	12%	1,117,136	847,969	497,523	N/M
Home equity	609,787	624,353	(2)%	612,608	592,843	580,867	5%
Other consumer	279,248	294,851	(5)%	301,475	300,217	289,889	(4)%
Total consumer	11,045,737	10,812,828	2%	10,346,121	9,743,972	8,977,622	23%
Total loans	$29,207,072	$28,799,569	1%	$27,817,280	$26,494,698	$24,531,926	19%
Period end deposit and customer funding composition	Mar 31, 2023	Dec 31, 2022	Seql Qtr % Change	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Comp Qtr % Change
Noninterest-bearing demand	$7,328,689	$7,760,811	(6)%	$8,224,579	$8,085,702	$8,315,699	(12)%
Savings	4,730,472	4,604,848	3%	4,708,720	4,708,156	4,661,232	1%
Interest-bearing demand	6,977,121	7,100,727	(2)%	7,122,218	6,789,722	6,616,767	5%
Money market	8,357,625	8,239,610	1%	7,909,232	7,769,415	7,522,797	11%
Brokered CDs	1,185,565	541,916	119%	—	2,121	—	N/M
Other time deposits	1,752,351	1,388,242	26%	1,233,833	1,221,460	1,288,913	36%
Total deposits	30,331,824	29,636,154	2%	29,198,581	28,576,577	28,405,409	7%
Other customer funding(a)	226,258	261,767	(14)%	283,856	296,440	299,301	(24)%
Total deposits and other customer funding	$30,558,081	$29,897,921	2%	$29,482,437	$28,873,017	$28,704,710	6%
Network transaction deposits(b)	$1,273,420	$979,003	30%	$864,086	$891,902	$762,680	67%
Net deposits and other customer funding(c)	$28,099,096	$28,377,001	(1)%	$28,618,351	$27,978,993	$27,942,029	1%
Quarter average loan composition	Mar 31, 2023	Dec 31, 2022	Seql Qtr % Change	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Comp Qtr % Change
Asset-based lending & equipment finance	$480,472	$421,540	14%	$317,857	$244,369	$202,836	137%
Commercial and industrial	9,120,367	9,106,639	—%	8,904,113	8,407,441	7,885,953	16%
Commercial real estate—owner occupied	1,015,187	1,001,805	1%	970,493	952,802	973,496	4%
Commercial and business lending	10,616,026	10,529,984	1%	10,192,463	9,604,612	9,062,286	17%
Commercial real estate—investor	5,093,122	5,048,419	1%	4,891,530	4,570,300	4,439,051	15%
Real estate construction	2,158,072	2,013,986	7%	1,876,524	1,793,095	1,738,011	24%
Commercial real estate lending	7,251,193	7,062,405	3%	6,768,054	6,363,395	6,177,062	17%
Total commercial	17,867,219	17,592,389	2%	16,960,517	15,968,007	15,239,348	17%
Residential mortgage	8,584,528	8,443,661	2%	8,223,531	7,860,220	7,671,329	12%
Auto finance	1,490,115	1,244,436	20%	969,918	689,027	305,202	N/M
Home equity	618,724	619,044	—%	601,821	586,072	588,281	5%
Other consumer	285,232	295,804	(4)%	299,917	294,837	293,578	(3)%
Total consumer	10,978,599	10,602,945	4%	10,095,186	9,430,156	8,858,390	24%
Total loans(d)	$28,845,818	$28,195,334	2%	$27,055,703	$25,398,163	$24,097,738	20%
Quarter average deposit composition	Mar 31, 2023	Dec 31, 2022	Seql Qtr % Change	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Comp Qtr % Change
Noninterest-bearing demand	$7,340,219	$8,088,435	(9)%	$8,119,475	$8,133,492	$8,316,399	(12)%
Savings	4,664,624	4,660,696	—%	4,735,285	4,682,783	4,529,991	3%
Interest-bearing demand	6,814,487	6,831,213	—%	6,587,404	6,413,077	6,722,038	1%
Money market	7,536,393	7,382,793	2%	7,328,165	6,910,505	7,030,945	7%
Network transaction deposits	1,147,089	901,168	27%	873,168	775,593	734,895	56%
Brokered CDs	810,889	190,406	N/M	734	978	—	N/M
Other time deposits	1,551,371	1,272,797	22%	1,230,126	1,254,314	1,313,101	18%
Total deposits	29,865,072	29,327,509	2%	28,874,357	28,170,742	28,647,369	4%
Other customer funding(a)	245,349	306,122	(20)%	326,324	315,639	319,982	(23)%
Total deposits and other customer funding	$30,110,421	$29,633,631	2%	$29,200,680	$28,486,381	$28,967,352	4%
Net deposits and other customer funding(c)	$28,152,443	$28,542,056	(1)%	$28,326,779	$27,709,810	$28,232,457	—%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes repurchase agreements and commercial paper.
(b) Included above in interest-bearing demand and money market.
(c) Total deposits and other customer funding, excluding brokered CDs and network transaction deposits
(d) Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions, except per share data)	1Q23	4Q22	3Q22	2Q22	1Q22
Selected equity and performance ratios(a)(b)(c)
Tangible common equity / tangible assets	7.03%	6.97%	7.06%	7.23%	7.68%
Return on average equity	10.32%	10.81%	9.59%	8.85%	7.55%
Return on average tangible common equity	15.26%	16.15%	14.32%	13.29%	11.26%
Return on average common equity Tier 1	13.38%	14.04%	12.69%	11.77%	10.27%
Return on average tangible assets	1.11%	1.18%	1.08%	1.03%	0.90%
Average stockholders' equity / average assets	10.26%	10.40%	10.69%	11.02%	11.33%
Tangible common equity reconciliation(a)
Common equity	$3,932	$3,821	$3,760	$3,766	$3,755
Goodwill and other intangible assets, net	(1,152)	(1,154)	(1,156)	(1,159)	(1,161)
Tangible common equity	$2,779	$2,667	$2,603	$2,608	$2,594
Tangible assets reconciliation(a)
Total assets	$40,703	$39,406	$38,050	$37,236	$34,956
Goodwill and other intangible assets, net	(1,152)	(1,154)	(1,156)	(1,159)	(1,161)
Tangible assets	$39,550	$38,251	$36,893	$36,077	$33,795
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity	$3,868	$3,798	$3,791	$3,744	$3,794
Goodwill and other intangible assets, net	(1,153)	(1,155)	(1,158)	(1,160)	(1,162)
Tangible common equity	2,715	2,642	2,634	2,584	2,631
Modified CECL transitional amount	45	67	67	67	67
Accumulated other comprehensive loss	259	254	190	170	80
Deferred tax assets, net	28	29	30	39	39
Average common equity tier 1	$3,047	$2,993	$2,921	$2,860	$2,818
Average tangible assets reconciliation(a)
Total assets	$39,607	$38,385	$37,272	$35,733	$35,200
Goodwill and other intangible assets, net	(1,153)	(1,155)	(1,158)	(1,160)	(1,162)
Tangible assets	$38,454	$37,230	$36,114	$34,573	$34,038
Adjusted net income reconciliation(b)
Net income	$103	$109	$96	$87	$74
Other intangible amortization, net of tax	2	2	2	2	2
Adjusted net income	$105	$110	$98	$88	$76
Adjusted net income available to common equity reconciliation(b)
Net income available to common equity	$100	$106	$93	$84	$71
Other intangible amortization, net of tax	2	2	2	2	2
Adjusted net income available to common equity	$102	$108	$95	$86	$73
Selected trend information(d)
Wealth management fees	$20	$20	$20	$21	$22
Service charges and deposit account fees	13	14	15	17	17
Card-based fees	11	11	11	11	10
Other fee-based revenue	4	3	4	4	4
Fee-based revenue	48	49	51	54	53
Other	14	13	20	22	22
Total noninterest income	$62	$62	$71	$75	$74
Pre-tax pre-provision income(e)
Income before income taxes	$131	$134	$122	$110	$93
Provision for credit losses	18	20	17	—	(4)
Pre-tax pre-provision income	$149	$154	$139	$110	$89
Efficiency ratio reconciliation(f)
Federal Reserve efficiency ratio	56.07%	55.47%	60.32%	61.53%	65.71%
Fully tax-equivalent adjustment	(0.79)%	(0.77)%	(0.87)%	(0.98)%	(1.13)%
Other intangible amortization	(0.66)%	(0.62)%	(0.67)%	(0.76)%	(0.84)%
Fully tax-equivalent efficiency ratio	54.64%	54.08%	58.79%	59.80%	63.76%
Numbers may not sum due to rounding.
(a)Tangible common equity and tangible assets exclude goodwill and other intangible assets, net.
(b)Adjusted net income and adjusted net income available to common equity, which are used in the calculation of return on average tangible assets and return on average tangible common equity, respectively, add back other intangible amortization, net of tax.
(c)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(d)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(e)Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.
(f)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net.